[Logo of FBR]

                                                                    Exhibit 99.1


            Confidential Draft 10 - Monday, January 29 - 10:30 p.m.


For Immediate Release
---------------------
Media Contact:  Michael W. Robinson (703)-312-1830 or mrobinson@fbr.com
                                                      -----------------
Investor Contact:  Kurt Harrington (703)-312-9647 or kharrington@fbr.com
                                                     -------------------


           Friedman, Billings, Ramsey Group Reports Annual Earnings;
                  Business Diversification in Focused Sectors
                       Drives $180.9 Million in Revenue,
        $18.1 Million in Net Income, or $0.37 Per Share (basic), for 2000

                Net Income of $0.03 Per Share in Fourth Quarter


ARLINGTON, Va., January 30, 2001 - Friedman, Billings, Ramsey Group, Inc. (NYSE:
FBR) today reported that its broad mix of asset management and capital markets businesses - focused on four key industry sectors - resulted in 2000 net income of $18.1 million, or $0.36 (diluted) per share and $0.37 (basic) per share, versus a net loss of $7 million, or $0.14 (diluted) per share in 1999. Revenue in 2000 was $180.9 million, compared with $139 million in 1999, an increase of 30 percent.

"Again this year, our diversified asset management, investment banking, and institutional brokerage platform produced an even mix of revenue, with about a third coming from each group," Chairman and Co-Chief Executive Officer Emanuel
J. Friedman said. "Our focus in financial institutions, real estate, technology, and energy, drove our earnings in the company's asset management and capital markets businesses," Friedman said.


Asset Management - 2000

Asset management revenue for the year was $63.8 million, more than 51 percent ahead of last year's $42.1 million.

"The diversity of our asset management vehicles continued to be an especially good revenue driver for FBR in 2000," Friedman said. "In addition to realizing significant returns on our own invested capital, our sector-specific strategy enabled us to generate steady base fee income throughout the year," he said. Currently, FBR has 11 proprietary venture capital, private equity, hedge fund, and other alternative asset management vehicles with investments in the financial institutions, real estate, technology, energy, and related sectors.

In the financial sector, one of these proprietary vehicles, FBR Ashton, which has focused on publicly-traded U.S. financial equities since 1992, generated a gross return of 45 percent in 2000. Similarly, FBR's mutual funds - the FBR Financial Services Fund and the FBR Small Cap. Financial Fund, launched in 1996
- were two of the best performing financial sector mutual funds in 2000. Additionally, FBR's three private equity funds focused on the financial sector - FBR Private Equity Fund, FBR Financial Services Partners (FBR Financial Fund
II), and FBR Future Financial Fund - contributed significantly to the asset management group's revenue in 2000.

In the real estate sector, FBR Asset Investment Corporation (Amex: FB) - a publicly-traded Real Estate Investment Trust (REIT) managed by FBR - declared dividends of $2.95 per share in 2000, representing a return of 21 percent for the year. FBR Asset's book value also increased 24 percent, or $4.36 per share in 2000. FBR itself has a 35 percent equity ownership interest in FBR Asset.

In the technology sector, FBR Technology Venture Partners I (FBR TVP I) generated a gross return of more than 9 times the original investment from inception through the end of 2000, of which more than 6.5 times was distributed to FBR TVP I's partners during the year. By the end of 2000, FBR TVP I had distributed $267 million to its partners - with another $43 million distributed in January 2001. Also in 2000, FBR launched three new technology venture capital funds, with almost $100 million targeted for investments in technology companies in the U.K. and Europe, the Pacific Northwest, and the genomics and biotechnology sector.


Capital Markets - 2000

Capital markets revenue for the year was $107.3 million, more than 24 percent ahead of last year's $86.1 million. Investment banking revenue was $53.9 million, 10 percent over 1999 levels of $49 million; and institutional brokerage revenue for the year was $53.4 million, more than 44 percent above the previous year's $37 million.

In investment banking, FBR participated in more than $4 billion in underwritings and advised on more than $1 billion in mergers and acquisitions.

Eric F. Billings, Vice Chairman and Co-Chief Executive Officer, said that FBR's investment banking activity during the year demonstrated the company's diversity with a broad mix of public underwritings, private placements, and merger and acquisition assignments across the financial institutions, real estate, technology, and energy sectors.

"Even in the most turbulent markets, FBR has a demonstrated ability to identify, communicate, and execute transactions across our four focused sectors," Billings said. Among the transactions Billings pointed to as examples of the company's diversity were:

        .  Financial Institutions - Advised Prism Financial on its acquisition
           ----------------------
           by the Royal Bank of Canada; advised City Holding Company on the sale of the servicing rights for approximately $1.1 billion of mortgages to Ocwen Financial Corporation; and co-managed a $67.5 million secondary offering for American Capital Strategies, Ltd.

        .  Technology - Advised Aether Systems, Inc. on its acquisition of
           ----------
           Cerulean Technology, Inc.; underwrote the $165 million initial public offering of webMethods, Inc.; and handled a $52.7 million private placement for Strategy.com, and a $191 million private placement for Headstrong.

        .  Energy - Lead managed the $19.5 million initial public offering of
           ------
           Atlas Pipeline Partners, L.P. (with total returns of 75 percent for the year, making it the #1 best performing oil and gas industry IPO of the year according to CommScann Equidesk); lead managed the $80.5 million initial public offering/re-capitalization of DevX Energy, Inc.; and finished the year as the #8 energy equity underwriter in the country (source: Bloomberg).

"In addition to maintaining our traditional strength in public underwriting in 2000, we also fulfilled our promise of increasing our merger and acquisition and other advisory revenues," Billings said. Merger and acquisition and other advisory revenue was $22.5 million for the year, a 54 percent increase over 1999's $14.6 million.

"And already in 2001 we've seen renewed activity, for the first time in several years, in another key area of strength for FBR, mortgage REITs," Billings added. Just last week, FBR lead managed a $85 million secondary offering for Annaly Mortgage Management, Inc., the first mortgage REIT to successfully access the public capital markets in almost three years. FBR was ranked the #1 REIT IPO lead manager in 1998 (according to CommScann EquiDesk Data and Bloomberg).

In institutional brokerage, FBR's deep research base enabled the company to generate significant business - and revenue. FBR has 371 companies under coverage, having added 65 in 2000, with an increased emphasis on providing coverage of larger companies in order to facilitate greater penetration of larger institutional accounts.

Billings also noted that the newest division of FBR's brokerage business, the FBR Private Client Group, continued to capture significant assets. "In 2000, the Private Client Group continued to build a solid foundation of assets that, over time, have the potential of driving significant revenues for us, as well as attractive returns for our PCG clients," Billings said.

In 2000, the technology sector was the largest contributor to the company's investment banking revenue.

"There is no question that 2000 was an extraordinary 12 months for the technology sector," President and Co-Chief Executive Officer W. Russell Ramsey said. "Having worked with a wide cross section of global technology leaders in 2000, our team, led by Phil Facchina, showed tremendous skill and versatility throughout the year, first through a wave of public underwritings, and later through major private placements and mergers and acquisitions assignments," he said.

"With our unique footprint in one of the nation's fastest growing technology communities and our experienced capital markets and asset management teams in place, FBR continues to provide a high level of corporate finance and investment banking expertise to issuers, insights to institutional investors, and opportunities for our fund investors," Ramsey said.

Fourth Quarter

For the quarter ended December 31, 2000, FBR reported net income of $1.4 million, or $0.03 (diluted) per share and $0.03 (basic) per share, versus net income of $10.2 million, or $0.21 (diluted) per share $0.21 (basic) per share, for the same quarter a year ago. Revenue for the fourth quarter was $26.4 million, compared with $67.6 million for the fourth quarter of 1999.

In asset management, FBR reported ($1.9) million in revenue during the quarter, versus $16 million in the previous quarter and $35.8 million in the fourth quarter of 1999. Asset management revenues, which include investment gains and losses, were adversely affected in the fourth quarter by the downturn in the technology sector which was partially offset by $9.2 million of revenue from the company's non-technology asset management vehicles.

In the fourth quarter, FBR's $26 million in capital markets revenue (which includes investment banking and institutional brokerage) was consistent with the third quarter's $25.6 million.

FBR's $13.6 million in investment banking revenue for the quarter came from public underwritings, private placements, and merger and acquisition and other advisory assignments in the financial institutions, technology, and energy sectors. With 11 deals in all investment banking revenue matched that of the third quarter.

The quarter also saw continued strength in FBR's institutional brokerage business, with revenue of $12.3 million, versus $12 million in the previous quarter, and up 29 percent over fourth quarter 1999 revenue of $9.5 million.

FBR had 49.4 million common shares outstanding, shareholders' equity of $214.6 million, and basic book value per share of $4.34 as of December 31, 2000. Total assets as of December 31, 2000 were $250 million, including cash and liquid assets of $75 million.

A live webcast of FBR's conference call will be available at 9 a.m. (Eastern
Time) via: http://www.vcall.com/NASApp/VCall/EventPage?ID=64046.  Replays of the
           ----------------------------------------------------
webcast will be available afterward.

Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a holding company for investment banking, institutional brokerage, venture capital, and other specialized asset management products and services. FBR provides capital and financial expertise throughout a company's lifecycle and affords investors access to a full range of financial products and services. Headquartered in Northern Virginia, home to an array of leading global companies, FBR has offices in Arlington and Reston, Va., Irvine, Ca., Boston, Charlotte, Chicago, Portland, Seattle, London, and Vienna. For more information, see www.fbr.com.
                                                        -----------

                                     # # #

     Statements concerning future performance, developments, negotiations or events, expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to competition among venture capital firms and the high degree of risk associated with venture capital investments, the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.


Note to Editors: 2 pages of financial information follow this page.

                                    - more -

[LOGO OF FBR]       FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except per share amounts)
                    (Unaudited)

                                                                                              Year ended
                                                                                              December 31,

                                                                2000               %             1999               %
                                                              --------          -------        ---------        --------
REVENUES:
Investment banking                                            $ 53,943            29.8%         $ 49,036           35.3%
Institutional brokerage                                         53,403            29.5%           37,046           26.7%
Asset management                                                63,849            35.3%           42,116           30.3%
Interest, dividends and other                                    9,695             5.4%           10,768            7.7%
                                                              --------          ------         ---------        --------

             Total revenues                                    180,890           100.0%          138,966          100.0%
                                                              --------          ------         ---------        -------

EXPENSES:
Compensation and benefits                                      109,768            60.7%           98,424           70.8%
Business development and professional services                  19,229            10.6%           23,582           17.0%
Interest                                                         1,665             0.9%            1,323            1.0%
Other                                                           27,983            15.5%           22,608           16.3%
                                                              --------          ------         ---------
                                                                                                                -------

             Total expenses                                    158,645            87.7%          145,937          105.0%
                                                              --------          ------         ---------        -------

             Net income (loss) before income taxes              22,245            12.3%          (6,971)           -5.0%

Provision for income taxes                                                         2.3%                             0.0%
                                                                 4,163                                 -
                                                              --------          ------         ---------        -------

             Net income (loss)                                $ 18,082            10.0%        $  (6,971)          -5.0%
                                                              ========          ======         =========        =======


Basic earnings (loss) per share                               $   0.37                         $   (0.14)
                                                              ========                         =========
Diluted earnings (loss) per share                             $   0.36                         $   (0.14)
                                                              ========                         =========

Weighted average shares - basic                                 49,162                            48,872
                                                              ========                         =========
Weighted average shares - diluted                               50,683                            48,872
                                                              ========                         =========


[LOGO OF FBR]       FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except per share amounts)
                    (Unaudited)



                                                                                  Three months ended
                                                                                     December 31,
                                                               2000                %              1999              %
                                                             --------           -------         --------         -------
REVENUES:
Investment banking                                            $ 13,656            51.7%         $ 19,710           29.2%
Institutional brokerage                                         12,303            46.6%            9,520           14.1%
Asset management                                                (1,886)           -7.1%           35,807           53.0%
Interest, dividends and other                                    2,336             8.8%            2,559            3.7%
                                                             ---------
                                                                                ------          --------         ------

             Total revenues                                     26,409           100.0%           67,596          100.0%
                                                             ---------          ------          --------         ------

EXPENSES:
Compensation and benefits                                       13,527            51.2%           45,759           67.7%
Business development and professional services                   4,247            16.1%            5,418            8.0%
Interest                                                           700             2.7%              163            0.2%
Other                                                            6,504            24.6%            6,060            9.0%
                                                             ---------          ------          --------         ------

             Total expenses                                     24,978            94.6%           57,400           84.9%
                                                             ---------          ------          --------         ------


             Net income before income taxes                      1,431             5.4%           10,196           15.1%

Provision for income taxes                                                         0.0%                             0.0%
                                                                     -                                 -
                                                             ---------          ------           -------         ------

             Net income                                      $   1,431             5.4%         $ 10,196           15.1%
                                                             =========          ======          ========         ======


Basic earnings per share                                     $    0.03                          $   0.21
                                                             =========                          ========
Diluted earnings per share                                   $    0.03                          $   0.21
                                                             =========                          ========

Weighted average shares - basic                                 49,289                            48,883
                                                             =========                          ========
Weighted average shares - diluted                               50,082                            48,988
                                                             =========                          ========
